DECATUR FINANCIAL, INC.
                              520 North 13th Street
                                  P.O. Box 988
                             Decatur, Indiana 46733

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints _____________ and ___________, and each of them, proxies of the undersigned, with full power of substitution and re-substitution, to represent and vote all shares of common stock of Decatur Financial, Inc. ("Decatur Financial") which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Decatur Financial to be held at the _____________ located at _______________, Decatur, Indiana 46733, on __________,
______ __, 2000, at _:__ p.m. local time, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as set forth below.

The Board of Directors of Decatur Financial recommends a vote FOR approval of the Agreement of Reorganization and Merger dated January 20, 2000, by and between First Merchants Corporation ("First Merchants") and Decatur Financial pursuant to which Decatur Financial will merge with and into First Merchants, and Decatur Bank & Trust Company will become a wholly-owned subsidiary of First Merchants.

          1.   Approval of the Agreement of Reorganization and Merger:

               ________ FOR         _______ AGAINST            ________ ABSTAIN

          2. In their discretion, on such other matters as may properly be presented at the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT OF REORGANIZATION AND MERGER. ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF DECATUR FINANCIAL.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Dated: ______________, 2000.

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                                (SIGNATURE OF SHAREHOLDER)


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                                (SIGNATURE OF SHAREHOLDER)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

                                    Ex. 99-1